SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
————————————————
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-34817	90-0183739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

(856) 205-0058
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 19, 2011, Colonial Financial Services, Inc. (the “Company”) and Colonial Bank, FSB (the “Bank”) entered into an agreement (the “Agreement”) with John J. Bailey, Lawrence B. Seidman, 2514 Multi-Strategy Fund, LP, a Florida limited partnership, Broad Park Investors, LLC, a Delaware limited liability company, CBPS, LLC, a New York limited liability company, LSBK06-08, LLC, a New Jersey limited liability company, Seidman and Associates, LLC, a New Jersey limited liability company, Seidman Investment Partnership, LP, a New Jersey limited partnership, and Seidman Investment Partnership II, LP, a New Jersey limited partnership (such entities, together with Mr. Seidman, the “Seidman Entities”), pursuant to which Mr. Bailey has been appointed to the Boards of Directors of the Company and the Bank for an initial term ending at the 2012 annual meetings of stockholders of the Company and the Bank, respectively.  The Seidman Entities are stockholders of the Company who beneficially own 6.9% of the Company’s outstanding shares of common stock as of April 25, 2011.

The Company will be required to nominate Mr. Bailey to its Board of Directors and to recommend to the Company’s stockholders the election of Mr. Bailey at the Company’s annual meeting of stockholders, subject to the exercise of each director’s fiduciary duties, so long as the Seidman Entities beneficially own at least 5.0% of the outstanding shares of common stock of the Company.  Likewise, as long as the Seidman Entities own at least 5.0% of the outstanding shares of the Company, the Company will take the necessary steps to have Mr. Bailey continue to be elected as a director of the Bank.

Each of Mr. Bailey and the Seidman Entities have agreed, among other items, to vote, during the term of the agreement, all shares beneficially owned (a) in favor of any nominee for election as director submitted by the Company’s Board of Directors, (b) against any nominee for election as director not submitted by, or who is opposed by the Company’s Board of Directors, (c) in accordance with the recommendations of the Company’s Board of Directors on all procedural matters and (d) in favor of any stock benefit plan submitted by the Company’s Board of Directors to a vote of the Company’s stockholders.

A copy of the Agreement is attached as Exhibit 10 to this report and is incorporated herein by reference thereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On May 19, 2011, Frank M. Hankins, Jr. retired as a director of the Company and the Bank, and will serve as a director emeritus.

(d)           On May 19, 2011, the Boards of Directors of the Company and the Bank appointed John J. Bailey to the Boards of Directors for an initial term ending at the 2012 annual meetings of stockholders of the Company and the Bank, respectively.  Except as noted in Item 1.01, above, there are no arrangements or understandings between Mr. Bailey and any other person pursuant to which Mr. Bailey became a director.  Mr. Bailey is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  It is not expected that Mr. Bailey will be appointed to any committees of the Company’s Board of Directors at this time.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10
Agreement, dated May 19, 2011, among Colonial Financial Services, Inc., Colonial Bank, FSB, John J. Bailey, Lawrence B. Seidman, 2514 Multi-Strategy Fund, LP, Broad Park Investors, LLC, CBPS, LLC, LSBK06-08, LLC, Seidman and Associates, LLC, Seidman Investment Partnership, LP and Seidman Investment Partnership II, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: May 19, 2011	By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10
Agreement, dated May 19, 2011, among Colonial Financial Services, Inc., Colonial Bank, FSB, John J. Bailey, Lawrence B. Seidman, 2514 Multi-Strategy Fund, LP, Broad Park Investors, LLC, CBPS, LLC, LSBK06-08, LLC, Seidman and Associates, LLC, Seidman Investment Partnership, LP and Seidman Investment Partnership II, LP